Exhibit 32

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), Richard H. Little, Chief Executive Officer, and Kristen McWatters, Executive Vice President, Chief Financial Officer and Treasurer, of Battalion Oil Corporation, (the “Company”), each hereby certifies that, to the best of his or her knowledge:

(1)         The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 30, 2023	/s/ RICHARD H. LITTLE
Richard H. Little
Chief Executive Officer

March 30, 2023	/s/ KRISTEN MCWATTERS
Kristen McWatters
Executive Vice President, Chief Financial Officer
and Treasurer

This certification accompanies this Form 10-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.

A signed original of this written statement required by Section 906 has been provided to, and will be retained by, the Company and furnished to the Securities and Exchange Commission or its staff upon request.